Mestek, Inc.
                              260 North Elm Street
                               Westfield, MA 01085

I, Stephen M. Shea, certify that:

1.       I am the Chief Financial Officer of Mestek, Inc.

2.       I have read the quarterly report of Mestek, Inc. filed on Form 10-Q for the quarter ending June 30, 2002 (the "Report"), including the financial statements contained in the Report.

3. The Report containing the financial statements fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mestek, Inc. for and as of the period described.

Date:  August 14, 2002
                             /S/ STEPHEN M. SHEA
                                 ------------------------
                                 Stephen M. Shea
                                 Chief Financial Officer





                                  Mestek, Inc.
                              260 North Elm Street
                               Westfield, MA 01085

I, John E. Reed, certify that:

4.       I am the Chief Executive Officer of Mestek, Inc.

5.       I have read the quarterly report of Mestek, Inc. filed on Form 10-Q for the quarter ending June 30, 2002 (the "Report"), including the financial statements contained in the Report.

6. The Report containing the financial statements fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mestek, Inc. for and as of the period described.

Date:  August 14, 2002
                              /S/ JOHN E. REED
                                  ----------------------
                                  John E. Reed
                                  Chief Executive Officer